UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 26, 2005

First Security Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

000-549747	58-2461486
(Commission File Number)	(IRS Employer Identification No.)

817 Broad Street, Chattanooga, Tennessee	37402
(Address of Principal Executive Offices)	(Zip Code)

(423) 266-2000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 26, 2005, the Company reached an agreement with Denise M. Cobb to appoint Ms. Cobb as Vice President, Controller and Principal Accounting Officer, effective February 16, 2005.

Prior to joining the Company, Ms. Cobb served as the Financial Reporting Manager with U.S. Xpress Enterprises, Inc. in Chattanooga, TN from 2003 until 2005; Audit Manager with Ernst & Young LLP from 2002 until 2003; Experienced Audit Senior with Arthur Andersen LLP from 2000 until 2002; and Audit Senior/Audit Staff with KPMG LLP from 1997 until 2000.

Under the terms of her employment with the Company, Ms. Cobb’s base annual salary will be $75,000. Ms. Cobb will receive an option to purchase 5,000 shares at an exercise price equal to the fair market value as of the date of employment, and is entitled to a discretionary bonus of a percentage of her annual salary, with the criteria based on company and individual performance.

The Company’s previous principal accounting officer, Linda Cummins, accepted a new position with the Company, effective February 16, 2005, as Vice President of Internal Audit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST SECURITY GROUP, INC.

Date:	February 1, 2005
By: /s/ William L. Lusk, Jr.
Name: William L. Lusk, Jr.
Title: Chief Financial Officer